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                                                                    Exhibit 10.1

                                    AMENDMENT
                              TO INCENTIVE PAY PLAN

The Incentive Pay Plan, dated December 18, 1997, for the areas of Metropolitan Bank and Trust Company (the "Bank") supervised by Patrick W. Bevack (i.e., Residential Lending, Construction Lending, Mortgage Servicing, and Commercial Real Estate Loan Servicing), is hereby amended by deleting paragraph D in therein in its entirety, and replacing it with the following:


"D. (1) INITIAL PERIODS/PLAN YEARS. The Incentive Pay Plan, which is a new plan for the Bank, shall have two initial periods. The purpose of the initial periods shall be to review performance of the areas of the Bank supervised by Mr. Bevack under the Incentive Pay Plan, with the goal being the implementation of additional performance goals for the Incentive Pay Plan. The first initial period shall consist of the last quarter of 1997. The second initial period shall consist of the first two quarters of 1998.

          Shared profit earned during each of the two initial periods shall be earned on the last day of each respective initial period, and shall not be subject to forfeiture. Periods after the initial periods shall consist of four quarters, each commencing on July 1st and ending on June 30th of the following calendar year ("Plan Years"). While the Bank may provisionally pay amounts of shared profits calculated with reference to quarterly results during each Plan Year, such amounts provisionally paid shall be subject to forfeiture for the failure to continue to meet certain quarterly performance goals and, as such, shall not be earned until the last day of each Plan Year. Amounts previously provisionally paid that are subsequently forfeited shall be repaid to the Bank by plan participants and may be withheld by the Bank from payments otherwise due under other or future incentive plans.

     (2) MINIMUM TARGETS/EXPECTED TARGETS. The President of the Bank, after consulting with Mr. Bevack, shall set the following goals for each quarter during Plan Years:
   - MINIMUM TARGET. The "Minimum Target" for each quarter during each Plan Year shall be the minimally acceptable amount of CONTRIBUTION TO OVERHEAD expected to be earned by all areas supervised by Mr. Bevack. A Minimum Target shall be set for each quarter during each Plan Year. A failure to meet the Minimum Target for any quarter during the Plan Year shall result in the




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      forfeiture of all amounts of shared profits previously provisionally paid, if any, during that Plan Year
   - EXPECTED TARGET. The "Expected Target" for each quarter during each Plan Year shall be that amount of CONTRIBUTION TO OVERHEAD expected to be earned by all areas supervised by Mr. Bevack. An Expected Target shall be set for each quarter during each Plan Year. Performance of the areas supervised by Mr. Bevack that exceeds the Minimum Target but fails to reach the Expected Target shall result in no further payments of shared profits for subsequent quarters during that Plan Year, but shall not result in a forfeiture of shared profits previously provisionally paid during that Plan Year.
   - PERFORMANCE AT OR ABOVE THE EXPECTED TARGET. CONTRIBUTION TO OVERHEAD earned equal to or in excess of the Expected Target during each quarter of each Plan Year entitles the plan participants to continue to receive provisional payments of shared profits for the subsequent quarter of the Plan Year.

     (3) PLAN YEAR TARGETS. Minimum Targets and Expected Targets for each quarter during Plan Years, as set by the President of the Bank after consultation with Mr. Bevack, shall reflected on a Schedule to be attached each year to this Incentive Pay Plan.

     (4) PLAN TERMINABLE BY THE BANK. The Bank may terminate, modify or suspend the Incentive Pay Plan at any time after the initial periods, with such action being effective as of the beginning of the quarter during which Mr. Bevack is notified, either orally or in writing, of such termination, suspension or modification ("Notice"). No amounts of shared profits shall be earned for any quarter, or beyond, in which notification of termination or suspension of the Incentive Pay Plan is given to Mr. Bevack. Amounts of shared profits relating to quarters ending prior to the quarter in which notification of a termination or suspension of the Incentive Pay Plan is given that have not otherwise been forfeited (or subject to forfeiture) shall be earned at the end of the quarter during which the Notice is given.

     (5) LOSS OF EMPLOYMENT. Should Mr. Bevack's employment be terminated for any reason other than cause, he will be entitled to a lump sum payment equal to the shared profit for the immediately preceding quarter, provided that the Minimum Target for such quarter and prior quarters in the Plan Year have been met. Cause is defined as gross misconduct and does not apply to Bank restructures, change of ownership, layoffs or changes of company emphasis."




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         THIS AMENDMENT is entered into as of the 1st day of October 1998.


                           METROPOLITAN BANK AND TRUST COMPANY



                  By:      __________________________________________
                           David G. Lodge
                           President





                           __________________________________________
                           Patrick W. Bevack





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                         SCHEDULE TO INCENTIVE PAY PLAN
                         ------------------------------

                                 1999 Plan Year
                         (July 1, 1998 to June 30, 1999)

------------------------------------------------------------------------------------------------------------
Plan Year Quarter Ending             Minimum Target for CONTRIBUTION     Expected Target for CONTRIBUTION
                                     TO OVERHEAD for areas supervised    TO OVERHEAD for areas supervised
                                     by Mr. Bevack                       by Mr. Bevack
------------------------------------------------------------------------------------------------------------
September 30, 1998                                $ 250,000                           $ 500,000
------------------------------------------------------------------------------------------------------------
December 31, 1998                                 $ 250,000                           $ 500,000
------------------------------------------------------------------------------------------------------------
March 31, 1999                                   $1,000,000                          $2,000,000
------------------------------------------------------------------------------------------------------------
June 30, 1999                                    $1,000,000                          $2,000,000
------------------------------------------------------------------------------------------------------------